Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Keel Infrastructure Corp. of our report dated March 31, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting of Bitfarms Ltd., which appears in Bitfarms Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

April 7, 2026